Exhibit 10.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.
AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.
SO LONG AS ANY OF THE SENIOR NOTES (AS DEFINED HEREIN) REMAIN OUTSTANDING EACH HOLDER OF THIS WARRANT COVENANTS AND AGREES BY ACCEPTANCE OF THIS WARRANT THAT (I) THE COMPANY WILL NOT MAKE (AND THE HOLDER HEREOF SHALL NOT BE ENTITLED TO RECEIVE) ANY CASH PAYMENT UNDER OR IN RESPECT OF THIS WARRANT OTHER THAN A REDEMPTION PAYMENT IN CONNECTION WITH A MAJOR TRANSACTION PURSUANT TO SECTION 5 HEREOF IN THE EVENT THE HOLDER OF THE SENIOR NOTES DOES NOT ELECT TO REQUIRE THE REDEMPTION OF THE SENIOR NOTES IN RESPECT OF SUCH MAJOR TRANSACTION (A “PERMITTED REDEMPTION PAYMENT”) AND (II) THIS WARRANT MAY NOT BE AMENDED WITHOUT THE CONSENT OF THE CURRENT HOLDER OF THE SENIOR NOTES, (III) THIS WARRANT AND THE PAYMENTS OF ANY AMOUNTS IN RESPECT HEREOF (OTHER THAN A PERMITTED REDEMPTION PAYMENT) ARE EXPRESSLY SUBORDINATED AND JUNIOR TO THE SENIOR NOTES AND (IV) IT WILL NOT ASSERT ANY CLAIMS OR CAUSES OF ACTION AGAINST THE COMPANY THAT WOULD REQUIRE THE PAYMENT BY THE COMPANY TO THE HOLDER HEREOF OF ANY AMOUNT OTHER THAT A PERMITTED REDEMPTION PAYMENT.

Warrant to Purchase

1,119,855 shares	Warrant Number 2
Warrant to Purchase Common Stock
of
THIRD WAVE TECHNOLOGIES, INC.
THIS CERTIFIES that DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P. or any subsequent holder hereof (“Holder”) has the right to purchase from THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation, (the “Company”), ONE MILLION ONE HUNDRED NINETEEN THOUSAND EIGHT HUNDRED FIFTY-FIVE (1,119,855) fully paid and nonassessable shares, of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).
Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.
1. Date of Issuance and Term.
This Warrant shall be deemed to be issued on December 10, 2007 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is five (5) years after the Date of Issuance (the “Term”). This Warrant was issued in conjunction with that certain Facility Agreement (the “Facility Agreement”) and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Deerfield Private Design International, L.P. and certain other parties, each dated December 10, 2007, entered into in conjunction herewith.
Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.98% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “SEC”), and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.
“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.
“Holder” means Deerfield Private Design International, L.P. and any transferee or assignee pursuant to the terms of this Warrant.
2. Exercise.
(a) Manner of Exercise. During the Term, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, Third Wave Technologies, Inc., 502 S. Rosa Road, Madison, WI 53719; Phone: (888) 898-2357, Fax: (608) 663-7037, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its transfer agent (“Transfer Agent”) by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).
(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company and the Exercise Price is satisfied, each as soon as practicable and in any event within two (2) business days thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company and the Exercise Price is paid, if Holder has not sent advance notice by facsimile. Upon delivery of the duly completed and executed Exercise Form to the Company by facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.
(c) Delivery of Common Stock Upon Exercise. Within three (3) business days after any Date of Exercise (the “Delivery Period”), the Company shall issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant Exercised as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified in the Exercise Form representing the number of shares of Common Stock issuable upon such Exercise. Holder may not revoke its Exercise or alter its designations following delivery of the Exercise Notice except as otherwise expressly provided herein. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant and the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met.
(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails to use its best efforts to effect delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled prior to delivery of the Exercise Shares to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.
(e) Legends.
(i) Restrictive Legend. The Holder understands that until such time as this Warrant and the Exercise Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM

REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 10, 2007, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND A CERTAIN HOLDER OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
(ii) Removal of Restrictive Legends. This Warrant and certificates evidencing the Exercise Shares shall not be required to contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Warrant and/or Exercise Shares pursuant to Rule 144, or (C) if such Warrant and/or Exercise Shares are eligible for sale under Rule 144(k), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). Subject to Section 2(e)(iii), the Company shall use best efforts to take all actions necessary to effect the issuance of this Warrant and Exercise Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of this Warrant and/or Exercise Shares, then such Warrant and/or Exercise Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Warrant and a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Warrant and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.
(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from this Warrant and any certificates representing Exercise Shares as set forth in Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell this Warrant and/or any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.
(g) Holder of Record. Except as set forth in Sections 5(a) and 5(j) hereof, nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.
(h) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Common Stock issuable upon Exercise or legend removal, provided the Company’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and provided further that the Holder provides the Transfer Agent with information required in order to issue shares of Common Stock to the Holder electronically, upon written request of the Holder, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon Exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.
(i) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares through DWAC, representing the Exercise Shares pursuant to an Exercise on or before the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder was entitled to receive upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise not later than the expiration of the Delivery Period, times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations under Section 2(c). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.
3. Payment of Warrant Exercise Price.
(a) Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $8.36 per share subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.
Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:
(i) Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashier’s check or wire transfer (a “Cash Exercise”); or
(ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):
X = Y (A-B)/A
where: X = the number of shares of Common Stock to be issued to Holder.
Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date in question.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the National Association of Securities Dealers or in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Sock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.
For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.
( b) Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt, or deemed receipt, of the Exercise Notice or Redemption Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Redemption Price to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. If the determination or calculation of such investment bank or accountant is equal to the determination or calculation of the Company, then the expenses of the investment bank or accountant shall be borne by the Holder. Otherwise such expenses shall be borne by the Company. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
4. Transfer and Registration.
(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.
(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant have registration rights pursuant to the Registration Rights Agreement.
5. Anti-Dilution Adjustments; Additional Adjustments; Purchase Rights.
(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.
(b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).
(c) Rights Upon Major Transaction.
(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, the Holder, at its option, may require the Company to redeem the Holder’s outstanding Warrants in accordance with Section 5(c)(iii) below. Otherwise, a Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 5(c)(ii) below unless the Holder waives its rights under this Section 5(c) with respect to that Major Transaction. Each of the following events shall constitute a “Major Transaction”:
(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity (collectively, a “Change of Control Transaction”);
(B) the sale or transfer of significant assets of the Company, which shall for purposes of this subsection (B) mean a sale or transfer of assets in one transaction or a series of related transactions for a purchase price of more than $75,000,000 or a sale or transfer of more than 48% of the Company’s assets in one transaction or a series of related transactions;
(C) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;
(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company; or
(E) the shares of Common Stock cease to be listed, traded or publicly quoted on the NASDAQ Global Market and are not promptly re-listed or requoted on either the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Capital Market.

(ii) Assumption. The Company shall not enter into or be party to a Major Transaction (not including one defined in subsection (i)(E) above, to which this subsection (ii) shall be inapplicable) unless (i) any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Major Transaction (in each case, a “Successor Entity”), assumes in writing all of the obligations of the Company under this Warrant, the Facility Agreement and the Registration Rights Agreement in accordance with the provisions of this Section 5(c)(ii) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Major Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, representing the appropriate number of shares of the Successor Entity, having similar exercise rights as the Warrants (including but not limited to a similar Exercise Price and similar Exercise Price adjustment provisions based on the price per share or conversion ratio to be received by the holders of Common Stock in the Major Transaction) and similar registration rights as provided by the Registration Rights Agreement, satisfactory to the Holder and (ii) any Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Major Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Warrant and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of this Warrant at any time after the consummation of the Major Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrants prior to such Major Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant other than any applicable beneficial ownership limitations. Any assumption of Company obligations under this paragraph shall be referred to herein as an “Assumption”. Notwithstanding anything in this Section 5(c)(ii) to the contrary, (i) the Holder shall not have any rights under this Section 5(c)(ii) with respect to any Major Transaction that is structured as a transaction in connection with which the Company or its stockholders receive all cash and (ii) in the case of any Major Transaction that provides for the payment of both cash and securities to the Company and its stockholders, the Holder shall only have rights under this Section 5(c)(ii) with respect to the percentage of Warrants then owned by the Holder equal to the percentage of the consideration represented by the non-cash portion of the consideration.
(iii) Notice; Major Transaction Redemption Right. At least thirty (30) days prior to the consummation of any Major Transaction, but, in any event, on the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “Redemption Upon Major Transaction”) all or any portion of this Warrant by delivering written notice thereof (“Major Transaction Redemption Notice”) to the Company, which Major Transaction Redemption Notice shall indicate the portion of the principal amount (the “Redemption Principal Amount”) of the Warrant that the Holder is electing to have redeemed. The portion of this Warrant subject to redemption pursuant to this Section 5(c)(iii) shall be redeemed by the Company in cash at a price (the “Major Transaction Warrant Redemption Price”) equal to the calculation of the “Intrinsic Value” as determined in accordance with Schedule I hereto of the remaining outstanding portion of the Warrant.
(iv) Escrow; Payment of Major Transaction Warrant Redemption Price. Following the receipt of a Major Transaction Redemption Notice from the Holder, the Company shall not effect a Major Transaction unless it shall first place into an escrow account with an independent escrow agent, at least three (3) business days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Warrant Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Warrant Redemption Price to the Holder. For purposes of determining the amount required to be placed in escrow pursuant to the provisions of this subsection (iv) and without affecting the amount of the actual Major Transaction Warrant Redemption Price, the calculation of the price referred to in clause (1) of the first column of Schedule 1 hereto with respect to Stock Price shall be determined based on the Closing Market Price (as defined herein) of the Common Stock on the Trading Day immediately preceding the date that the funds are deposited with the escrow agent.
(v) Injunction. Following the receipt of a Major Transaction Redemption Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Warrant Redemption Price in escrow in accordance with subsection (iv) above or without payment of the Major Transaction Warrant Redemption Price to the Holder upon consummation of such Major Transaction, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.
Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to holders of Common Stock in connection with a Major Transaction. To the extent redemptions required by this

Section 5(c)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Major Transaction Redemption Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 5(c). The parties hereto agree that in the event of the Company’s redemption of any portion of the Warrant under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
For purposes hereof:
“Eligible Market” means the over the counter Bulletin Board, the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(d) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. Notwithstanding anything to the contrary in this Warrant, so long as any of the Company’s Convertible Senior Subordinated Zero-Coupon Promissory Notes issued in December 2006 (the “Senior Notes”) continue to remain outstanding, if any adjustment to the Exercise Price pursuant to Section 5 or otherwise set forth in this Warrant would otherwise result in an Exercise Price of less than $6.00, then the Exercise Price shall be adjusted to $6.00; provided, however, the foregoing limitation on adjustments to the Exercise Price shall not apply to adjustments pursuant to Section 5(b) hereof.
(e) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.
(f) Adjustment of Exercise Price upon Issuance of Common Stock, Options, Convertible Securities, Etc. Subject to the limitations contained in Section 5(d) hereof (i) If at any time after the Date of Issuance for so long as any Warrants are outstanding, the Company (A) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the Eligible Market which the Common Stock is traded on the Trading Day immediately preceding such issue or sale (“Fair Market Price”), or (II) the Exercise Price, then in each such case the Exercise Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Exercise Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock, Convertible Securities or Options (i) pursuant to any Convertible Securities or Options currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof provided that such securities have not been amended since the date hereof to directly or indirectly effectively reduce the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, or (ii) to the extent that the total number of shares of Common Stock and the shares underlying all Convertible Securities and Options so issued in any 12 month period does not exceed an amount equal to 15% of the number of shares of Common Stock issued and outstanding as of the first day of such 12 month period, subject to appropriate adjustment to reflect any stock splits, recapitalizations, reclassifications or other similar events occurring after the Date of Issuance.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.
For purposes of this Section 5(f), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.
For purposes of determining the adjusted Exercise Price under this Section 5(f), the following shall be applicable:
(i) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
(ii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 5(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder under this Warrant; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 5(f).
For purposes hereof:
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price .
(g) Subsequent Rights Offerings. Subject to the limitations contained in Section 5(d) hereof, if the Company, at any time prior to the date that all of the Warrants have been Exercised, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Volume Weighted Average Price on the record date referenced below, then the Exercise Price then in effect shall be reduced to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Exercise Price then in effect.
(h) Additional Adjustment to Exercise Price. If on the 18 month anniversary of the Date of Issuance, the Applicable Market Price is less than $6.00 per share, the Exercise Price shall be reduced to $6.00. For purposes hereof “Applicable Market Price” means the average closing price of the Common Stock on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, the principal securities exchange or other securities market on which the Common Stock is then being traded, for the 10 Trading Days immediately preceding the 18 month anniversary of the Date of Issuance. The provisions of this subsection (h) shall be appropriately adjusted to reflect stock splits, recapitalizations, reclassifications or other similar events.

(i) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(i), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Exercise Form.
(j) Purchase Rights. In addition to any other adjustments described herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
6. Fractional Interests.
No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next higher number of shares.
7. Reservation of Shares.
From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”) (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights granted or provided by the Company to any person or entity.
8. Restrictions on Transfer.
(a) Registration or Exemption Required. Subject to the representations and warranties of the Holder set forth in Section ___of the Facility Agreement, this Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.
(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

9. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
10. Events of Failure; Definition of Black Scholes Value.
(a) Definition.
The occurrence of each of the following shall be considered to be an “Event of Failure.”
(i) A Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to use its best efforts to deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to use its best efforts to issue this Warrant and/or Exercise Shares without a restrictive legend, or fails to use its best efforts to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to use its best efforts to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).
For purpose hereof, “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), and, if such Registration Statement is not so filed prior to the Registration Deadline, as soon as possible thereafter, of any Registration Statement (as defined in the Registration Rights Agreement) that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to use best efforts to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any amendment to the Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable thereafter, or (iv) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and use best efforts to obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Section 3 of the Registration Rights Agreement or otherwise), or (D) the Company fails to provide a commercially reasonable written response to any comments to any Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company.
(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder an amount payable (i) in cash, if the Senior Notes are no longer outstanding, or (ii) if any of the Senior Notes are outstanding, in shares of Common Stock that are valued for these purposes at 95% of the Volume Weighted Average Price on the date of such calculation (“Failure Payments”), in each case, equal to 18% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value (as determined below) of the remaining unexercised portion of this Warrant on the date of such Event of Failure (as recalculated on the first business day of each month thereafter for as long as Failure Payments shall continue to accrue), which shall accrue daily from the date of such Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly, provided, however, in the event the Failure Payments are paid in shares of Common Stock, the Holder shall receive up to such amount of shares of Common Stock such that Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 9.98% of the total number of shares of the Common Stock then issued and outstanding. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full.

Notwithstanding the above, in the event that the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC, within seven (7) Business Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the full number of Warrant Shares issuable upon exercise of the Warrants by the Registration Deadline (as defined in the Registration Rights Agreement) then, the Failure Payments attributable to such late Registration Effectiveness (if any, recognizing that no such Failure Payments shall be due if the Company used its best efforts to obtain effectiveness with the SEC prior to the Registration Deadline) shall be reduced from 18% to 15% (calculated as set forth above). The Company shall pay any payments incurred under this Section in cash or cash equivalent upon demand or, if not demanded sooner, within five business (5) days of the end of each calendar month. Failure Payments are in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.
For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.
(c) Payment of Accrued Failure Payments. The accrued Failure Payments for each Event of Failure shall be paid in immediately available funds on or before the fifth (5th) day of each month following a month in which Failure Payments accrued. Except as provided in Section 11 hereof, Failure Payments shall be the Company’s sole and exclusive liability and the Holder’s sole and exclusive remedy, with respect to such Event of Failure. Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payment, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payment, or (ii) the Default Amount, payable in accordance with Section 11, and, except as provided in Section 11 hereof, the payment by the Company of such greater amount shall constitute the Holder’s sole and exclusive remedy, and the Company’s sole and exclusive liability, with respect to such Event of Failure.
(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
11. Default and Redemption.
(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:
(i) Registration Failure. A Registration Failure occurs and remains uncured for a period of more than forty five (45) days;
(ii) Delivery Failure. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days; or at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant;
(iii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days; and
(iv) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Warrant Redemption Price to the Holder pursuant to Section 5(c)(iii) or, if the Holder did not elect a Redemption Upon Major Transaction, the Company has failed to meet the Assumption requirements of Section 5(c)(iii) prior to effecting a Major Transaction.
(b) Mandatory Redemption.
(i) Mandatory Redemption Amount. If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the outstanding amount of this Warrant shall be immediately redeemed by the Company and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (A) in cash, if the Senior Notes are no longer outstanding, or (B) if any of the Senior Notes are outstanding, in shares of Common Stock (the “Mandatory Redemption Amount” or the “Default Amount”), in each case, equal to the greater of (1) the Black-Scholes value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the date of such Default Notice and (2) the Black-Scholes value (also as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Redemption Amount is paid to the Holder, provided, however, in the event the Mandatory Redemption Amount is paid in shares of Common Stock, Holder shall receive up to such amount of shares of Common Stock such that Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 9.98% of the total number of shares of Common Stock then issued and outstanding.
The Mandatory Redemption Amount shall be payable, in cash or cash equivalent, within five (5) business days of the Date of the applicable Default Notice.
(ii) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.
The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.
(c) Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.
For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Facility Agreement and the Registration Rights Agreement.
“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).
(d) Injunction And Posting Of Bond. In the event that the Event of Default referred to in subsection (c) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount, which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.
(e) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Facility Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(f) Limitation on Issuance of Common Stock. Notwithstanding anything herein to the contrary, in no event shall the number of shares of Common Stock issuable pursuant to this Warrant exceed 20% of the total number of shares of Common Stock issued and outstanding on the Date of Issuance. The restriction contained in the immediately preceding sentence shall be appropriately adjusted to reflect any stock splits, reclassifications, recapitalizations or like events.
Section 12. Holder’s Redemptions.
(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Default Notice or a Major Transaction Redemption Notice to the Company pursuant to Section 5(c) or a Default Notice pursuant to Section 11(b)(i), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Warrant to the Company. If the Holder has submitted a Major Transaction Redemption Notice in accordance with Section 5(c)(iii), the Company shall deliver the applicable Major Transaction Redemption Price to the Holder concurrently with the consummation of such Major Transaction. In the event that the Company does not pay the applicable Major Transaction Warrant Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Major Transaction Warrant Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for redemption and for which the applicable Major Transaction Warrant Redemption Price (together with any late charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Principal Amount, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for redemption and (z) the Exercise Price of this Warrant or such new Warrant shall be adjusted to the lesser of (A) the Exercise Price as in effect on the date on which the applicable Redemption Notice is voided and (B) subject to the limitations contained in Section 5(d) hereof, the lowest closing price for the Common Stock on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, the principal securities exchange or other securities market on which the Common Stock is then being traded, during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.
13. Benefits of this Warrant.
Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.
14. Governing Law.
All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
15. Loss of Warrant.
Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.
16. Notice or Demands.
Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.
IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 10th day of December, 2007.

THIRD WAVE TECHNOLOGIES, INC.

By:	/s/ Kevin Conroy

Print Name:	Kevin Conroy
Title:	President and CEO

EXHIBIT A
EXERCISE FORM FOR WARRANT
TO: THIRD WAVE TECHNOLOGIES, INC.
The undersigned hereby irrevocably Exercises the right to purchase            of the shares of Common Stock (the “Common Stock”) of THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.
1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.
2. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.
3. The undersigned is exercising the attached Warrant pursuant to:
☐ Cash Exercise      ☐ Cashless Exercise
Dated:

Signature

Print Name

Address
NOTICE
The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B
ASSIGNMENT
(To be executed by the registered holder
desiring to transfer the Warrant)
FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase              shares of the Common Stock of THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)
NOTICE
The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C
FORM OF OPINION
______, 20__
[___________]
Re: Third Wave Technologies, Inc. (the “Company”)
Dear Sir:
[______] (“[______]”) intends to transfer ______ Warrants (the “Warrants”) of the Company to ______ (“______”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.
Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by ______ to ______ may be effected without registration under the Securities Act, provided, however, that the Warrants to be transferred to ______ contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Warrants is subject to a stop order.
The foregoing opinion is furnished only to ______ and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.
Very truly yours,

[FORM OF INVESTOR REPRESENTATION LETTER]
_____, 20__
[_________________]
Gentlemen:
______ (“______”) has agreed to purchase ______ Warrants (the “Warrants”) of Third Wave Technologies, Inc. (the “Company”) from [______] (“[______]”). We understand that the Warrants are “restricted securities.” We represent and warrant that ______ is a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).
______ represents and warrants as of the date hereof as follows:
1. That it is acquiring the Warrants and the shares of common stock, $0.001 par value per share underlying such Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof. ______ also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares ______ is acquiring is being acquired for, and will be held for, its account only;

2. That the Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. ______ realizes that the basis for the exemption may not be present if, notwithstanding its representations, ______ has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. ______ has no such present intention;

3. That the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ______ recognizes that the Company has no obligation to register the Warrants, or to comply with any exemption from such registration;

4. That neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations;

5. That it will not make any disposition of all or any part of the Warrants or Exercise Shares in any event unless and until:
(i)	The Company shall have received a letter secured by ______ from the Securities and Exchange Commission stating that no action will be recommended to the Securities and Exchange Commission with respect to the proposed disposition;
(ii)	There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii)	______ shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel to the Company with an opinion of counsel, reasonably satisfactory to counsel to the Company.
We acknowledge that the Company will place stop orders with respect to the Warrants and the Warrants, and if a registration statement is not effective, the Exercise Shares shall bear the following restrictive legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR

144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER ___, 2007, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
At any time and from time to time after the date hereof, ______ shall, without further consideration, execute and deliver to [______] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.
Very truly yours,

Schedule 1
Calculation of Intrinsic Value and Black-Scholes Value

	Calculation of Intrinsic Value		Calculation of Black-Scholes
	Under Section 5(c)(iii)		Under Section 10(b) or 11(b)

Intrinsic Value	The excess of the Stock Price minus the then Exercise Price at the time of calculation. For avoidance of doubt, the Intrinsic Value shall never be less than zero.	Remaining Term	Number of calendar days from date of the Event of Failure until the last date on which the Warrant may be exercised.

Stock Price	The greater of (1) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, (3) the Volume Weighted Average Price as of the date immediately preceding the first public announcement of the Major Transaction or (4) the per share value of the consideration to be received by the Company and/or stockholders in a Major Transaction.	Interest Rate Volatility Stock Price Dividends	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term. 42% The volume Weighted Average Price on the date of such calculation. Zero.